UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2019

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5555 Concord Parkway South, Concord, North Carolina		28027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 12, 2019, the Board of Directors of Speedway Motorsports, Inc. (the “Company”), in accordance with Article 7 of the Bylaws of the Company, as amended (the “Bylaws”), adopted Amendment No. 2 to the Bylaws of Speedway Motorsports, Inc. (“Amendment No. 2”). Amendment No. 2 amends Section 2.06 of the Bylaws to change the method of election of directors to the Company’s Board of Directors, which was previously a plurality of votes cast standard. As amended, Section 2.06 of the Bylaws requires that in an uncontested election a director nominee must receive an affirmative majority of the votes cast by shares entitled to vote on such matter. Pursuant to Amendment No. 2, a “majority of the votes cast” means that the number of votes cast “for” such nominee must exceed the number of votes cast “against” such nominee.  In the event a director nominee who is an existing director does not receive a majority of the votes cast, such director shall promptly tender his resignation to the Board of Directors for consideration. If the Board of Directors declines such resignation, the Company will publicly disclose the Board of Director’s reason for declining the resignation. A plurality of votes cast standard shall be required for election to the Board of Directors in a contested election.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the text of Amendment No. 2, which is included as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to the Bylaws of Speedway Motorsports, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC. (Registrant)

Date: February 15, 2019	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV Senior Vice President, Secretary and General Counsel